Exhibit 10.1

FIRST AMENDMENT TO SECURITY AGREEMENT

THIS FIRST AMENDMENT TO SECURITY AGREEMENT (this “Amendment”) is made and entered into this 13th day of August, 2003, by and among AIRNET COMMUNICATIONS CORPORATION (the “Borrower”), SCP PRIVATE EQUITY PARTNERS II, L.P. (“SCP”), and TECORE, INC. (“TECORE”).

RECITALS:

The parties are parties to that certain Security Agreement, dated January 24, 2003 (the “Security Agreement”) pursuant to which the Borrower granted unto SCP and TECORE, as the Lenders, a security interest in and to certain Collateral. Capitalized terms used herein that are defined in the Security Agreement shall have the meanings defined therein.

The Lenders have, effective as of the date hereinabove set forth, extended additional credit, and made additional loans, to Borrower. The Borrower has issued to SCP a Senior Secured Convertible Note in the principal amount of $4,000,000 (the “SCP Note”), and the Borrower has issued to TECORE a Senior Secured Convertible Note in the principal amount of $12,000,000 (the “TECORE Note”) and, together with the SCP Note, the “Convertible Notes”). The parties desire to amend the Security Agreement to reflect their agreement and understanding that the rights and privileges granted to the Lenders thereunder shall apply to the indebtedness evidenced by the Convertible Notes.

NOW, THEREFORE, for and in consideration of the credit extended to the Borrower by the Lenders, as reflected in the Convertible Notes, and in further consideration of the premises, and intending to be legally bound, the parties covenant and agree as follows:

1. Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

a. The following new definitions are added to Section 1:

“Senior Secured Convertible Notes” shall mean that certain Senior Secured Convertible Note, in the principal amount of $12,000,000, issued by the Borrower and payable to the order of TECORE, dated August 11, 2003, and that certain Senior Secured Convertible Note, in the principal amount of $4,000,000, issued by the Borrower and payable to the order of SCP dated August 13, 2003.

“Securities Purchase Agreement” shall mean that certain Securities Purchase Agreement, dated June 5, 2003, by and among Borrower and the Lenders, pursuant to which the Borrower issued the Senior Secured Convertible Notes to the Lenders.”

b. The following sentence shall be added to the end of the definition of the term “Debt” in Section 1:

“Without limiting the generality of the foregoing, the term “Debt” shall also include all indebtedness, both principal and interest, of the Borrower to the Lenders now or hereafter due and evidenced by the Senior Secured Convertible Notes.”

c. The definition of the term “Event of Default” in Section 1 shall be revised by deleting the period at the end of the sentence, and by adding the following phrase:

“, or (iii) any default by the Borrower in the performance of its obligations under either of the Senior Secured Convertible Notes, or under the Securities Purchase Agreement, or any of the Events of Default described therein.”

d. The definition of the term “Loan Documents” in Section 1 shall be revised to add the following at the end thereof:

“Without limiting the generality of the foregoing, the term “Loan Documents” shall include the Senior Secured Convertible Notes and the Securities Purchase Agreement.”

e. Section 2 of the Security Agreement is hereby amended by adding the phrase “, the Senior Secured Convertible Notes” immediately after the word “Notes” in the first sentence thereof.

f. Section 10 of the Security Agreement is hereby amended by adding the following after the first sentence thereof:

“For purposes of this Agreement, the Debt shall be deemed to be paid and performed in full upon the conversion of the Senior Secured Convertible Notes into common stock pursuant to the terms of said Senior Secured Convertible Notes.”

2. Acknowledgment and Ratification. The parties hereto hereby acknowledge, confirm and ratify the terms of the Security Agreement, as amended by this Amendment.

3. Counterparts. The Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

(Signatures on Next Page)

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the day and year first hereinabove set forth.

BORROWER:

AIRNET COMMUNICATIONS CORPORATION

By: /s/ Glenn A. Ehley
Title: Pres. & CEO

LENDERS:

SCP PRIVATE EQUITY PARTNERS II, L.P.

By:	SCP Private Equity II General Partner, L.P., its general partner

By:	SCP Private Equity II, LLC, its manager

By: /s/ James W. Brown

TECORE, INC.

By: /s/ Jay Salkini
Title: President & CEO

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